For additional information, contact:
Tracie Youngblood
EVP & Chief Financial Officer
(229) 426-6000 (Ext 6003)

COLONY BANKCORP REPORTS FOURTH QUARTER AND YEAR END 2021 RESULTS
DECLARES QUARTERLY CASH DIVIDEND OF $0.1075 PER SHARE

FITZGERALD, GA. (January 20, 2022) – Colony Bankcorp, Inc. (Nasdaq: CBAN) (“Colony” or the “Company”) today reported financial results for the fourth quarter of 2021 and for the year ended December 31, 2021. Financial highlights are shown below.

Financial Highlights:

•Net income was $4.2 million, or $0.30 per diluted share, for the fourth quarter of 2021. Net income for the year ended December 31, 2021 was $18.7 million, or $1.66 per diluted share.
•Operating net income of $5.5 million, or $0.40 per diluted share for the fourth quarter of 2021 and $22.2 million, or $1.98 per diluted share for the year ended December 31, 2021. (see Reconciliation of Non-GAAP Measures).
•$50,000 in provision for loan losses was recorded in fourth quarter of 2021 and $700,000 was recorded for the full year of 2021.
•Total loans, excluding loans held for sale and PPP, totaled $1.3 billion at December 31, 2021, an increase of $36.6 million, or 2.8% from the prior quarter.
•Mortgage production was $99.5 million, with $26.2 million in refinances, and $73.3 million in purchases in the fourth quarter of 2021. Total mortgage production in 2021 was $405.0 million.
•Small Business Specialty Lending (“SBSL”) closed $41.6 million in Small Business Administration (“SBA”) loans and sold $24.3 million in SBA loans in the fourth quarter and closed $100.0 million and sold $58.3 million for the year ended December 31, 2021.
•Non-recurring charges of $600,000 related to efficiency efforts incurred in the fourth quarter of 2021.
•Losses on sales of securities of $200,000 were recognized in the fourth quarter of 2021. Underperforming securities were sold and higher yielding securities were purchased.

The Company also announced that on January 20, 2022, the Board of Directors declared a quarterly cash dividend of $0.1075 per share, to be paid on its common stock on February 18, 2022, to shareholders of record as of the close of business on February 4, 2022. Outstanding shares as of January 20, 2022 were 13,741,848.

Commenting on the announcement, Heath Fountain, President and Chief Executive Officer, said, “First, I would like to thank all of the Colony team members who were involved with the successful integration of the SouthCrest platform in November. These projects are critical to the success of any acquisition and our team dedicated the hours necessary to achieve the best outcome possible. As a result of these efforts, we are currently on track to achieve the efficiencies that were projected for this acquisition.

“Clearly COVID remains a big part of the economic picture, and while we continue to see accelerated loan repayments, our lending team was able to grow net loans over 11% annualized during the quarter which is within our stated goal of 8-12%. Our current expectations are that this level of loan growth should continue into 2022.

“We were also very pleased with the growth in core deposits during the quarter. The majority of the nearly $180 million increase from the third quarter balances occurred in the non-interest bearing and interest bearing deposit categories. While some of this growth was due to seasonally strong public funds deposits, the growth to the overall balance sheet will provide us an excellent base for potential future earnings.”

“The Company continues to experience very mild credit losses and non-performing asset levels. Non-performing loans decreased primarily due to one large payoff and multiple smaller upgrades due to recent payment performance.”

“Finally, we continue to have significant opportunities to grow earnings at Colony through merger activity, market dislocation due to other acquisitions, ancillary business line acquisition and additional production hires. We continue to optimize the existing platform to take advantage of these opportunities, and expect to continue our growth as Georgia’s pre-eminent community bank.”

Balance Sheet

•Total assets were $2.7 billion at December 31, 2021, an increase of $927.7 million, or 52.6%, compared to the same period in 2020. The increase was primarily related to acquisition of SouthCrest Financial Group, Inc. (“SouthCrest”).
•Total loans, including loans held for sale, totaled $1.38 billion at December 31, 2021, an increase of $264.2 million, or 23.8% from the same period in 2020. Legacy loan growth was up $116.6 million or 13.4% compared to the same period in 2020. The increase in total loans was primarily the result of the acquisition of SouthCrest offset by the forgiveness of loans under the Paycheck Protection Program (“PPP”).
•Total deposits totaled $2.4 billion at December 31, 2021, an increase of $929.6 million, or 64.3%, compared to the same period in 2020. The increase was in all types of deposits and was primarily the result of the acquisition of SouthCrest.
•Total borrowings at December 31, 2021 totaled $88.4 million, a decrease of $78.6 million, or 47.1%, compared to the same period in 2020.

Capital

•Colony continues to maintain a strong capital position, with ratios that exceed regulatory minimums required to be classified as “well-capitalized.”
•Preliminary tier one leverage ratio, tier one capital ratio, total risk-based capital ratio and common equity tier one capital ratio were 7.48%, 11.90%, 12.69%, and 10.46%, respectively, at December 31, 2021.

Fourth Quarter Results of Operations

•Net interest income, on a tax-equivalent basis, for the fourth quarter of 2021 totaled $19.2 million, compared to $15.2 million for the fourth quarter 2020. The increase during the quarter is primarily attributable to a full quarter of loan interest income related to loans acquired in the acquisition of SouthCrest.
•Net interest margin decreased 42 basis points from prior year fourth quarter of 2020 primarily driven by a decrease in deferred fee income recognized on PPP loans and a decrease in interest rates on loans and investments during 2021 offset by a decrease in rates paid on deposits.
•Noninterest income totaled $10.8 million for the fourth quarter ended December 31, 2021, an increase of $2.8 million, or 34.5%, compared to the same period in 2020. The increase was primarily attributable to SBSL loan sales, Southcrest and insurance acquisitions, growth in interchange fee income and service charges on deposits offset by gain on the sale of assets that happened in the fourth quarter ended December 31, 2021.
•Noninterest expense totaled $24.5 million for the fourth quarter ended December 31, 2021, compared to $16.0 million for the same period in 2020. The increase in noninterest expense primarily resulted from a $3.9 million increase in salary expense and $1.4 million increase in acquisition expenses related to the acquisitions of SouthCrest and The Barnes Agency (“Barnes”).

Asset Quality

•Nonperforming assets totaled $5.8 million and $13.1 million at December 31, 2021 and September 30, 2021, respectively. Nonaccrual loans decreased $6.7 million due to loan payoffs and loans moved to accruing status that were properly performing.
•OREO and repossessed assets totaled $330,000 at December 31, 2021, a decrease of $480,000, or 59% compared to September 30, 2021, primarily related to sale of two OREO properties in the fourth quarter.
•Net recoveries on loans charged-off were $17,000, or (0.01)% of average loans for the fourth quarter of 2021, compared to net charge-offs of $144,000 or 0.05% for the third quarter of 2021.
•The loan loss reserve was $12.9 million, or 0.96% of total loans, at December 31, 2021, compared to $12.9 million, or 0.98% of total loans, at September 30, 2021.

Asset quality remains strong as indicated by the overall improvement in asset quality ratios as of the fourth quarter 2021.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in 1975 and headquartered in Fitzgerald, Georgia, Colony operates 39 locations throughout Georgia. At Colony Bank, we offer a wide range of banking services including personal banking, business banking, mortgage solutions, government guaranteed lending solutions, and more. We have expanded our services to also include consumer insurance products, such as automotive, homeowners, and other insurance needs for our community. Colony’s common stock is traded on the NASDAQ Global Market under the symbol “CBAN.” For more information, please visit www.colony.bank. You can also follow the Company on social media.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to: (i) projections and/or expectations of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; (iv) statements regarding growth strategy, capital management, liquidity and funding, and future profitability; (v) statements regarding the effects of the COVID-19 pandemic and related variants on the Company’s business and financial results and conditions; (vi) statements relating to the timing, benefits, costs, and synergies of the recently completed acquisitions of SouthCrest (the “Merger”) and Barnes; and (vii) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the impact of the COVID-19 pandemic and related variants on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; potential increases in the provision for loan losses resulting from the COVID-19 pandemic and related variants; the Company’s ability to implement its various strategic and growth initiatives; competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; interest rate risk; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations, including changes to statutes, regulations or regulatory policies or practices as a result of, or in response to, COVID-19 and related variants; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic and related variants; the risk that the cost savings and any revenue synergies from the Merger and the acquisition of Barnes may not be realized or take longer than anticipated; the risk of successful integration of SouthCrest’s and Barnes’ businesses into the Company; reputation risk and the reaction of each of the Company’s, SouthCrest’s and Barnes’ customers, suppliers, employees or other business partners to the Merger and the Barnes acquisition; the risk that the integration of SouthCrest’s operations into the operations of the Company will be materially delayed or will be more costly or difficult than expected; the the timing and achievement of expected cost reductions following the Merger; the timing and achievement of the recovery of the reduction of tangible book value resulting from the Merger; the risks associated with the Company’s pursuit of future acquisitions; and general competitive, economic, political and market conditions or other unexpected factors or events. These and other factors, risks and uncertainties could cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

Explanation of Certain Unaudited Non-GAAP Financial Measures

The measures entitled operating net income; adjusted earnings per diluted share; tangible book value per common share; and operating efficiency ratio; are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are net income, diluted earnings per share, book value per common share, and efficiency ratio, respectively. Operating net income and operating efficiency ratio both exclude acquisition-related expenses. Adjusted earnings per diluted share includes the adjustments to operating net income. Tangible book value per common share excludes goodwill and other intangibles.

Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance, and if not provided would be requested by the investor community. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.

These disclosures should not be considered an alternative to GAAP. The computations of operating net income; adjusted earnings per diluted share; tangible book value per common share; and operating efficiency ratio and the reconciliation of these measures to net income, diluted earnings per share, book value per common share, efficiency ratio, are set forth in the table below.

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures

	2021				2020
(dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Operating net income reconciliation
Net income (GAAP)	$4,159	$5,583	$3,997	$4,919	$4,900
Acquisition-related expenses	1,592	1,994	865	176	148
Writedown of bank premises	90	—	—	—	—
Gain on sale of Thomaston branch	—	—	—	—	(1,026)
Income tax expense (benefit)	(353)	(518)	(225)	(46)	184
Operating net income	$5,488	$7,059	$4,637	$5,049	$4,206
Weighted average diluted shares	13,673,998	12,344,926	9,498,783	9,498,783	9,498,783
Adjusted earnings per diluted share	$0.40	$0.57	$0.49	$0.53	$0.44

Tangible book value per common share reconciliation
Book value per common share (GAAP)	$15.92	$15.88	$15.46	$15.11	$15.21
Effect of goodwill and other intangibles	(4.51)	(4.46)	(1.89)	(1.97)	(1.95)
Tangible book value per common share	$11.41	$11.42	$13.57	$13.14	$13.26

Operating efficiency ratio calculation
Efficiency ratio (GAAP)	82.15%	77.68%	76.53%	69.04%	68.93%
Acquisition-related expenses	(5.33)	(7.30)	(3.79)	(0.77)	(0.64)
Writedown of bank premises	(0.30)	—	—	—	—
Gain on sale of Thomaston branch	—%	—%	—%	—%	3.19%
Operating efficiency ratio	76.21%	70.38%	72.74%	68.27%	71.49%

.3

Colony Bankcorp, Inc.
Selected Financial Information

	2021				2020
(dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
EARNINGS SUMMARY
Net interest income	$19,022	$17,868	$15,069	$14,283	$15,151
Provision for loan losses	50	150	—	500	1,296
Non-interest income	10,815	9,438	7,751	8,576	8,039
Non-interest expense	24,512	21,211	17,465	15,782	15,986
Income taxes	1,116	362	1,358	1,658	1,008
Net income	4,159	5,583	3,997	4,919	4,900
PERFORMANCE MEASURES
Per common share:
Common shares outstanding	13,673,898	13,674,198	9,498,783	9,498,783	9,498,783
Weighted average basic shares	13,673,998	12,344,926	9,498,783	9,498,783	9,498,783
Weighted average diluted shares	13,673,998	12,344,926	9,498,783	9,498,783	9,498,783
Earnings per basic share	$0.30	$0.45	$0.42	$0.52	$0.52
Earnings per diluted share	0.30	0.45	0.42	0.52	0.52
Adjusted earnings per diluted share(b)	0.40	0.57	0.49	0.53	0.44
Cash dividends declared per share	0.1025	0.1025	0.1025	0.1025	0.1000
Common book value per share	15.92	15.88	15.46	15.11	15.21
Tangible book value per common share(b)	11.41	11.42	13.50	13.14	13.26

Performance ratios:
Net interest margin (a)	3.16%	3.48%	3.68%	3.50%	3.58%
Return on average assets	0.64	1.00	0.91	1.12	1.08
Return on average total equity	7.65	11.49	11.14	13.71	13.73
Efficiency ratio	82.15	77.68	76.53	69.04	68.93
Operating efficiency ratio (b)	76.52	70.38	72.74	68.27	71.49

Colony Bankcorp, Inc.
Selected Financial Information

	2021				2020
(dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
ASSET QUALITY
Nonperforming loans (NPLs)	$5,449	$12,246	$9,205	$10,676	$9,128
Other real estate owned	281	807	270	518	1,006
Repossessed assets	49	3	29	29	30
Total nonperforming assets (NPAs)	5,779	13,056	9,504	11,223	10,164
Classified loans	19,016	30,300	30,852	35,182	30,404
Criticized loans	58,938	61,857	64,818	80,288	75,633
Net loan (recoveries)/charge-offs	(17)	144	(178)	(66)	189
Allowance for loan losses to total loans	0.96%	0.98%	1.26%	1.19%	1.14%
Allowance for loan losses to total NPLs	236.92	105.15	140.15	118.89	132.85
Allowance for loan losses to total NPAs	223.40	98.63	135.73	113.10	119.31
Net (recoveries)/charge-offs to average loans	(0.01)	0.05	(0.09)	(0.02)	0.07
NPLs to total loans	0.41	0.93	0.90	1.00	0.86
NPAs to total assets	0.21	0.52	0.54	0.62	0.58
NPAs to total loans and other real estate owned	0.43	1.00	0.93	1.06	0.96

AVERAGE BALANCES
Total assets	$2,589,908	$2,272,904	$1,777,559	$1,774,123	$1,797,749
Loans, net	1,306,796	1,218,102	1,052,645	1,051,179	1,100,729
Loans, held for sale	38,543	24,964	24,139	27,828	51,143
Deposits	2,274,910	1,975,418	1,547,139	1,475,944	1,456,287
Total stockholders’ equity	215,783	197,109	144,761	145,515	141,570
(a) Computed using fully taxable-equivalent net income.
(b) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Three Months Ended December 31,
	2021			2020
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans, net of unearned income [1]	$1,345,339	$16,489	4.86%	$1,151,872	$14,878	5.12%
Investment securities, taxable	782,906	3,332	1.69%	335,228	1,485	1.76%
Investment securities, tax-exempt [2]	101,941	485	1.89%	31,218	147	1.87%
Deposits in banks and short term investments	180,784	59	0.13%	168,876	54	0.13%
Total interest-earning assets	2,410,970	20,365	3.35%	1,687,194	16,564	3.89%
Noninterest-earning assets	178,938			110,555
Total assets	$2,589,908			$1,797,749
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-earning demand and savings	$1,357,634	$299	0.09%	$843,497	$203	0.10%
Other time	354,663	381	0.43%	280,175	630	0.89%
Total interest-bearing deposits	1,712,297	680	0.16%	1,123,672	833	0.29%
Federal Home Loan Bank advances	51,621	252	1.94%	22,500	116	2.06%
Paycheck Protection Program Liquidity Facility	—	—	—%	128,554	118	0.36%
Other borrowings	37,038	247	2.64%	38,339	254	2.62%
Total other interest-bearing liabilities	88,659	499	2.23%	189,393	488	1.02%
Total interest-bearing liabilities	1,800,956	1,179	0.26%	1,313,065	1,321	0.40%
Noninterest-bearing liabilities:
Demand deposits	$562,613			$332,615
Other liabilities	10,556			10,499
Stockholders' equity	215,783			141,570
Total noninterest-bearing liabilities and stockholders' equity	788,952			484,684
Total liabilities and stockholders' equity	$2,589,908			$1,797,749
Interest rate spread			3.09%			3.49%
Net interest income		$19,186			$15,243
Net interest margin			3.16%			3.58%

1The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $61,000 and $61,000 for the quarters ended December 31, 2021 and 2020, respectively, are included in income and fees on loans. Accretion income of $95,000 and $385,000 for the quarter ended December 31, 2021 and 2020 are also included in income and fees on loans.
2Taxable-equivalent adjustments totaling $102,000 and $31,000 for the quarters ended December 31, 2021 and 2020, respectively, are included in tax-exempt interest on investment securities.

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Year Ended December 31,
	2021			2020
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans, net of unearned income[3]	$1,186,919	$60,380	5.09%	$1,092,009	$55,802	5.11%
Investment securities, taxable	547,793	9,343	1.71%	336,140	6,875	2.05%
Investment securities, tax-exempt[4]	61,476	1,161	1.89%	17,070	331	1.94%
Deposits in banks and short term investments	169,188	214	0.13%	141,641	438	0.31%
Total interest-earning assets	1,965,376	71,098	3.62%	1,586,860	63,446	4.00%
Noninterest-earning assets	135,916			104,375
Total assets	$2,101,292			$1,691,235
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-earning demand and savings	$1,073,824	$929	0.09%	$787,030	$1,870	0.24%
Other time	297,704	1,672	0.56%	305,374	3,729	1.22%
Total interest-bearing deposits	1,371,528	2,601	0.19%	1,092,404	5,599	0.51%
Federal Home Loan Bank advances	34,849	691	1.98%	33,249	743	2.23%
Paycheck Protection Program Liquidity Facility	25,546	93	0.36%	90,768	205	—%
Other borrowings	32,686	1,012	3.10%	38,527	1,333	3.46%
Total other interest-bearing liabilities	93,081	1,796	1.93%	162,544	2,281	1.40%
Total interest-bearing liabilities	1,464,609	4,397	0.30%	1,254,948	7,880	0.63%
Noninterest-bearing liabilities:
Demand deposits	$449,445			$294,008
Other liabilities	11,197			4,325
Stockholders' equity	176,043			137,954
Total noninterest-bearing liabilities and stockholders' equity	636,685			436,287
Total liabilities and stockholders' equity	$2,101,294			$1,691,235
Interest rate spread			3.32%			3.37%
Net interest income		$66,701			$55,566
Net interest margin			3.39%			3.50%

3The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $268,000 and $252,000 for the twelve months ended December 31, 2021 and 2020, respectively, are included in income and fees on loans. Accretion income of $470,000 and $763,000 for the twelve months ended December 31, 2021 and 2020 are also included in income and fees on loans.

4Taxable-equivalent adjustments totaling $244,000 and $69,000 for the twelve months ended December 31, 2021 and 2020, respectively, are included in tax-exempt interest on investment securities.

Colony Bankcorp, Inc.
Segment Reporting
	2021				2020
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Banking Division
Net interest income	$18,316	$17,181	$14,864	$13,985	$14,752
Provision for loan losses	50	150	—	500	1,296
Noninterest income	4,480	4,340	3,354	3,005	3,952
Noninterest expenses	19,280	16,941	13,366	11,960	11,656
Income taxes	475	434	1,241	1,160	973
Segment income	$2,991	$3,996	$3,611	$3,370	$4,779

Total segment assets	$2,620,501	$2,499,223	$1,710,345	$1,755,667	$1,709,696

Full time employees	400	417	294	291	305

Mortgage Banking Division
Net interest income	$114	$138	$123	$168	$299
Provision for loan losses	—	—	—	—	—
Noninterest income	3,102	3,104	2,997	3,986	3,420
Noninterest expenses	2,869	2,765	2,887	2,793	2,835
Income taxes	334	(290)	60	354	188
Segment income	$13	$767	$173	$1,007	$696

Total segment assets	$25,149	$21,184	$25,149	$27,478	$50,266

Full time employees	55	53	53	51	43

Small Business Specialty Lending Division
Net interest income	$592	$549	$82	$130	$100
Provision for loan losses	—	—	—	—	—
Noninterest income	3,233	1,994	1,400	1,585	667
Noninterest expenses	2,363	1,505	1,212	1,029	1,495
Income taxes	307	218	57	144	(153)
Segment income	$1,155	$820	$213	$542	$(575)

Total segment assets	$46,065	$23,291	$20,024	$15,901	$4,012

Full time employees	26	24	24	23	21

Total Consolidated
Net interest income	$19,022	$17,868	$15,069	$14,283	$15,151
Provision for loan losses	50	150	—	500	1,296
Noninterest income	10,815	9,438	7,751	8,576	8,039
Noninterest expenses	24,512	21,211	17,465	15,782	15,986
Income taxes	1,116	362	1,358	1,658	1,008
Segment income	$4,159	$5,583	$3,997	4,919	$4,900

Total segment assets	$2,691,715	$2,543,698	$1,755,518	$1,799,046	$1,763,974

Full time employees	481	494	371	365	369

Colony Bankcorp, Inc.
Consolidated Balance Sheets
	December 31, 2021	December 31, 2020
(dollars in thousands)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$18,975	$17,218
Interest-bearing deposits in banks and federal funds sold	178,257	166,288
Cash and cash equivalents	197,232	183,506
Investment securities available for sale, at fair value	947,992	380,814
Other investments, at cost	4,184	3,296
Loans held for sale	38,150	52,386
Loans, net of unearned income	1,337,977	1,059,503
Allowance for loan losses	(12,910)	(12,127)
Loans, net	1,325,067	1,047,376
Premises and equipment	43,033	32,057
Other real estate	281	1,006
Goodwill	52,906	15,992
Other intangible assets	8,724	2,566
Bank owned life insurance	55,159	31,547
Other assets	18,987	13,428
Total assets	$2,691,715	$1,763,974

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$552,576	$326,999
Interest-bearing	1,822,032	1,118,028
Total deposits	2,374,608	1,445,027
Federal Home Loan Bank advances	51,656	22,500
Paycheck Protection Program Liquidity Facility	—	106,789
Other borrowed money	36,792	37,792
Accrued expenses and other liabilities	10,952	7,378
Total liabilities	$2,474,008	$1,619,486

Stockholders’ equity
Common stock, $1 par value; 20,000,000 shares authorized, 13,673,898 and 9,498,783 issued and outstanding, respectively	$13,674	$9,499
Paid in capital	111,021	43,215
Retained earnings	99,189	84,993
Accumulated other comprehensive (loss) income, net of tax	(6,177)	6,781
Total stockholders’ equity	217,707	144,488
Total liabilities and stockholders’ equity	$2,691,715	$1,763,974

Colony Bankcorp, Inc.
Consolidated Statements of Income (unaudited)
	Three months ended December 31,		Twelve months ended December 31,
	2021	2020	2021	2020
(dollars in thousands, except per share data)
Interest income:
Loans, including fees	$16,428	14,818	$60,112	55,550
Investment securities	3,715	1,601	10,260	7,137
Deposits in banks and short term investments	58	53	214	438
Total interest income	20,201	16,472	70,586	63,125

Interest expense:
Deposits	679	833	2,601	5,599
Federal Home Loan Bank advances	253	116	691	743
Paycheck Protection Program Liquidity Facility	—	118	93	205
Other borrowings	247	254	1,012	1,333
Total interest expense	1,179	1,321	4,397	7,880
Net interest income	19,022	15,151	66,189	55,245
Provision for loan losses	50	1,296	700	6,558
Net interest income after provision for loan losses	18,972	13,855	65,489	48,687

Noninterest income:
Service charges on deposits	1,935	1,387	6,213	5,293
Mortgage fee income	3,106	3,443	13,213	9,149
Gain on sale of SBA loans	2,999	596	7,547	1,600
(Loss)/Gain on sale of securities	(224)	(83)	(87)	926
Gain on sale of assets	—	1,026	—	1,082
Interchange fees	1,988	1,363	6,929	4,988
BOLI Income	331	195	1,041	743
Other	680	112	1,434	463
Total noninterest income	10,815	8,039	36,290	24,244

Noninterest expense:
Salaries and employee benefits	13,689	9,810	45,596	34,141
Occupancy and equipment	1,979	1,339	6,149	5,311
Acquisition related	1,592	148	4,617	862
Information technology expenses	2,180	1,611	7,673	5,746
Professional fees	976	908	2,951	2,250
Advertising and public relations	840	635	2,657	2,111
Communications	536	203	1,373	835
Writedown of bank premises	90	—	—	582
FHLB prepayment penalty	—	—	—	925
Other	2,630	1,332	7,609	5,538
Total noninterest expense	24,512	15,986	78,625	58,301
Income before income taxes	5,275	5,908	23,154	14,630
Income taxes	1,116	1,008	4,495	2,815
Net income	$4,159	$4,900	$18,659	$11,815
Earnings per common share:
Basic	$0.30	$0.52	$1.66	$1.24
Diluted	0.30	0.52	1.66	1.24
Dividends declared per share	0.1025	0.1000	0.4100	0.4000
Weighted average common shares outstanding:
Basic	13,673,898	9,498,783	11,254,130	9,498,783
Diluted	13,673,898	9,498,783	11,254,130	9,498,783

Colony Bankcorp, Inc.
Quarterly Comparison
	2021				2020
(dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Assets	$2,691,715	$2,512,581	$1,755,518	$1,799,047	$1,763,974
Loans, net	1,325,067	1,296,983	1,009,747	1,050,082	1,047,376
Deposits	2,374,608	2,195,122	1,542,214	1,525,884	1,445,027
Total equity	217,707	217,130	146,894	143,487	144,488
Net income	4,159	5,583	3,997	4,919	4,900
Earnings per basic share	$0.30	$0.45	$0.42	$0.52	$0.52

Key Performance Ratios:
Return on average assets	0.64%	1.00%	0.91%	1.12%	1.08%
Return on average total equity	7.65%	11.49%	11.14%	13.71%	13.73%
Total equity to total assets	8.09%	8.64%	8.37%	7.98%	8.19%
Tangible equity to tangible assets	5.93%	6.37%	7.38%	7.01%	7.21%
Net interest margin	3.16%	3.48%	3.68%	3.50%	3.58%

Colony Bankcorp, Inc.
Quarterly Loan Comparison
	2021				2020
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Core	$990,063	$931,793	$905,850	$888,800	$873,426
PPP	8,486	16,999	58,769	102,633	101,147
Purchased	339,428	361,068	57,999	71,342	84,930
Total	$1,337,977	$1,309,860	$1,022,618	$1,062,775	$1,059,503

Colony Bankcorp, Inc.
Quarterly Loans by Location Comparison
	2021				2020
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Atlanta	$281,040	$278,473	$436	$492	$562
Augusta	36,268	28,064	30,521	23,982	20,432
Middle Georgia	117,788	100,804	73,458	73,543	68,838
Northwest Georgia	27,167	24,334	2,703	1,698	—
Coastal Georgia	235,799	233,648	236,985	235,094	230,184
South Central Georgia	336,849	352,057	361,821	371,227	372,947
Southwest Georgia	105,937	99,385	95,870	97,575	104,132
West Georgia	161,678	160,663	148,271	148,457	154,819
Small Business Specialty Lending	23,101	8,850	14,923	7,906	4,537
Paycheck Protection Program	8,486	16,999	55,425	102,633	101,147
Purchase Accounting	(948)	(1,025)	(565)	(668)	(876)
Other	4,812	7,608	2,770	836	2,781
Total	$1,337,977	$1,309,860	$1,022,618	$1,062,775	$1,059,503

Colony Bankcorp, Inc.
Quarterly PPP Fees Comparison
	2021				2020
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
PPP loan fee income	$502	$1,556	$1,581	$1,212	$1,324
Unearned income on PPP loans	517	1,019	2,573	3,077	2,072